

Nouslogic

HEALTHCARE

Ever Vigilant

Disclosure

Nouslogic Healthcare, Inc. (the "Company") is testing the waters under Regulation A of the Securities Act of 1933, as amended. The Company is not under any obligation to make an offering under Regulation A. This presentation does not constitute an offer to sell or a solicitation of an offer to buy any security and may not be relied upon in connection with the purchase or sale of any security.

- The Company may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering may not be made under Regulation A+.
- If the Company does go ahead with an offering under Regulation A+, it will only be able to make sales after it has filed an offering statement with the Securities and Exchange Commission ("SEC") and only after the SEC has qualified such offering statement.
- The information in the offering statement will be more complete than the test-the-waters materials and could differ in important ways. You must read the offering statement filed with the SEC.
- No money or other consideration is being solicited for a Regulation A+ offering at this time and if sent in to the Company, it will not be accepted.
- No offer to buy securities in a Regulation A+ offering of the Company can be accepted and no part of the purchase price can be received until the Company's offering statement is qualified with the SEC.
- Any such offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date.
- Any indications of interest in the Company's offering involves no obligation or commitment of any kind.
- A prospective purchaser's indication of interest is non-binding.

The information set forth herein has been obtained from the Company and does not purport to be complete and is subject to change. Projections and other forward-looking information as to events that may occur in the future (including projections of revenue, expense, net income and stock performance) are based on information provided by the Company and other publicly available information as of the date of this document. There is no guarantee that any of these estimates or projections will be achieved. Additionally, past performance is not necessarily indicative of future results, and there can be no assurance that targeted or projected returns will be achieved, or that the Company will achieve comparable results.

US Capital Global has not independently verified any of the information, including the financial estimates and projections, contained herein. The offering statement, if issued, must be read carefully in its entirety prior to investing.

US Capital Global or its affiliates may provide advice to, be compensated by, may have other business relationships with, or may from time to time acquire, hold or sell a position in the securities of, the Company.

Elevator Pitch

Nouslogic Healthcare is a disruptive entry into the multi-billion dollar Real Time Location Service (RTLS) market. Our patented BLE (Blue Tooth Low Energy) mesh network creates a Healthcare Event Management System capable of monitoring and enforcing compliance for critical hospital events such as infection control protocols (hand washing) and remote patient monitoring. The system is also tailored and scalable for immediate deployment in the Food Service / Hospitality market to take advantage of market trends post COVID -19 health compliance requirements. Layered services provide a lifetime of sales opportunities and annualized revenue in additional to initial an capital outlay.



HCUP
STATISTICAL BRIEF #180
Hospital
Market
$1B
The New England
JOURNAL of MEDICINE
Physician
Market
$10 B
Food Poison JOURNAL
Food /
Hospitality
Market
$4 Billion

Nouslogic Leadership



Hoang Nhu
Chief Technology Officer & Founder

Mr. Nhu has over 30 years of experience in the Tech and communications industry having held executive engineering positions for companies including Hewlett Packard & Broadcom. Mr. Nhu holds numerous patents in the IT space including multiple ones supporting Nouslogic's Healthcare Event Management System. Mr. Nhu holds an undergraduate engineering degree from California Polytech and a graduate engineering degree from the University of Washington.



Dr. Vu Theriot
Chief Medical Officer
President / Co-Founder

Dr. Vu Theriot has over 25 years of experience In family medicine. He practices in Pasadena, TX as well as being credentialed at the surrounding area hospitals. Dr. Therio's expertise in communicable disease as well as his strong engineering background provide a unique contribution as Nouslogic's CMO and President. He holds an undergraduate degree in Chemical Engineering from the University of Houston and received his MD from the Baylor College of Medicine, one of the top medical schools in the country.



Gavin West
Business Advisor & Incoming CEO

Gavin West has over 20 years of leadership experience having held senior positions in fortune 500 companies as well as extensive early stage experience. He has lead or advised Gen1 Research, Hydor Healthcare, PerSys Medical, Envoy Medical, Revent Medical and many others. He hold and undergraduate degree from the United States Naval Academy and is a graduate of Johns Hopkins Carey School of Business. He is a former Marine Officer with multiple combat tours in Infantry, Intel, and Special Operations roles.

Market poised for Immediate Entry

COVID 19



Massive Public Response To COVID – 19 places enormous emphasis on hygiene compliance

Nouslogic addresses with both compliance technology and COVID patient tracing

HACRP



Medicare now penalizes The bottom 20% of Hospitals for patient infections acquired while admitted by Repatriating Medicare Payments.

Nouslogic provides ROI that can save hospital millions in revenue

LEGISLATON



State and Federal legislation mandating hygiene compliance technology anticipated.

Nouslogic positioned to take advantage of state and federal requirements within the market.

Healthcare Event Management System
Infection Reduction Management System



HCP Badge Sensor
Repotting Dashboard / Notifications
Mesh Network
Dispenser Receiver
Location Hub
Communication Hub

HEMS Efficacy & White Paper

- Beta Test Background
  - Houston Area Hospital
  - 6 Months of data
  - Internal Metrics: 65% Compliance

- Beta Results
  - Hygiene compliance rose to 92%
  - Sustained efficacy
  - High reliability equipment performance


Nouslogic
HEALTHCARE
Whitepaper: Initial Implementation Of A Hospital Event Management System (HEMS) & Infection Reduction Management System (IRMS) To Reduce Hospital Acquired Conditions.
Background
System Architecture
Pre-Implementation Assessment

NousLogic RPM (Remote Patient Monitoring)

- Smart Scale
- Smart Pill Bottle
- Smart 7 Day Pill Box
- Smart Blood Pressure Monitor
- Smart Pulse Ox
- Emergency Smart Card
- Emergency Button



Smart Home-Health Platform for Medicare's "Remote Patient Monitoring"
"OK Google, have I taken my medicine today?"
"Alexa, have I taken my medicine today?"
Smart Pill Bottle
Smart Hub
Wi-Fi & LTE-M/NB-IoT support
Smart "7-day" Pill Box
Emergency button
911 Alert Button & Auto-door unlock
Medical Smart Card
MEDICAL SMART CARD
Facial ID for HIPAA compliance and video call
Wireless blood pressure, blood glucose, weight scale
JUST ASK amazon alexa
Google Assistant

* RPM currently under Nouslogic Consumer Brand

Current Status

<u>Three Verticals Ready for full scale commercial launch – RECONGNIZING REVENUE</u>

- RPM – 30 Accounts in Houston Area already onboarded
  - Anticipated run rate results in $20M in Revenue
  - First physician already has in excess of 180 units in use
  - Ready for Day one launch of 1099 Reps (250+ Nationwide)

- HEMS – Vetted, validated, and ready for Immediate launch
  - Beta Site Data shows 92+ plus compliance results
  - Connecticut Children's committed to role out
  - Cardinal, 3M, and other regional distributors in early stages of partnership discussions.

- Food Service – Ready for initial market entry and validation
  - Product, pricing, and strategy ready
  - Key Personnel identified and recruitment strategy in place.

Questions & Contact Information



For Investment / Financial Questions
Gavin West
(269) 369-1788
gwest@nouslogichc.com

For Medical and Technical Questions
Dr. Vu Theriot
(832) 741-8735
vutheriot@nouslogichc.com

Emergency Smart Card

Emergency Smart Card (ESC)

- Patient Card linked directly to EMR / Patient Portal
- Useful for emergencies, drug interactions, caregivers
- Contact information for Family / NOK
- Access for First Responders in emergent event / GPS
- Telehealth communication with Physician



SCAN or TAP
with a Smartphone


WWW.MEDID.US/SCAN
SCAN HERE
OR
NFC COMPATIBLE PHONE
TAP HERE
NFC
NOTIFY / TEXT CHAT WITH FAMILY MEMBERS
DISPLAY MEDICAL INFO / EMERGENCY CONTACTS
SEND CURRENT GPS LOCATION



- Display your medical info
- Notify & instant message with family / care takers
- Send GPS location